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                                                                     EXHIBIT 5.1


                          [HOLLAND & KNIGHT LETTERHEAD]


                                  April 7, 2006

ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions
1854 Shackleford Court
Suite 200
Atlanta, Georgia 30093

         Re:      Registration Statement on Form S-1 (File No. 333-131333)

Ladies and Gentlemen:

         We have acted as counsel to ProxyMed, Inc., d/b/a MedAvant Healthcare Solutions, a Florida corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, File No. 333-131333, as filed with the Securities and Exchange Commission (the "Commission") on January 27, 2006 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 1,216,968 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), of which (a) 500,000 shares were issued on December 7, 2005 to Laurus Master Fund, Ltd. (the "Laurus Shares") pursuant to that certain Security and Purchase Agreement among the Company, certain of its subsidiaries, and Laurus, dated December 7, 2005 (the "Purchase Agreement"), and (ii) 716,968 shares (the "MedUnite Shares") may be issued upon the conversion of certain 4% convertible promissory notes (the "Notes") issued in connection with the acquisition by the Company of all of the stock of MedUnite, Inc. ("MedUnite") on December 31, 2002, pursuant to the Agreement and Plan of Merger among the Company, Davie Acquisition Corp., and MedUnite (the "Merger Agreement").

         This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed


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that such parties had or will have the power,  corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, and others.

         Based on the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that (i) the Laurus Shares are duly authorized, legally issued, fully paid and nonassessable; and (ii) upon issuance of the MedUnite Shares in the manner contemplated by the Notes, the Merger Agreement and the Indenture between the Company and LaSalle Bank National Association, dated December 31, 2002, and assuming no change in relevant facts, the MedUnite Shares will be duly authorized, legally issued, fully paid and nonassessable.

         The foregoing opinion is limited to the federal laws of the United States and the Florida Business Corporation Act, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                               Very Truly Yours,

                                                        /s/ Holland & Knight LLP

                                                            Holland & Knight LLP